FORM N-SAR
FOR THE PERIOD ENDED 12/31/98

REGISTRANT: METROPOLITAN SERIES FUND, INC.
EXHIBIT TO SUB-ITEM  77C

1.) A SPECIAL MEETING OF SHAREHOLDERS OF THE SCUDDER GLOBAL EQUITY
PORTFOLIO OF THE METROPOLITAN SERIES FUND, INC. WAS HELD ON JANUARY 7, 1999.

SUBMITTED TO A VOTE AT THE MEETING WAS THE APPROVAL OF A NEW SUB-INVESTMENT MANAGEMENT AGREEMENT FOR THE SCUDDER GLOBAL EQUITY PORTFOLIO, SUCH AGREEMENT TO BE SUBSTANTIALLY IDENTICAL TO THE CURRENT SUB-INVESTMENT MANAGEMENT AGREEMENT FOR THE PORTFOLIO.

SCUDDER GLOBAL EQUITY PORTFOLIO
SUB-INVESTMENT MANAGEMENT AGREEMENT

FOR             7,887,653.485
AGAINST           225,121.415
ABSTAIN           572,246.100




2.) A SPECIAL MEETING OF SHAREHOLDERS OF THE SANTANDER INTERNATIONAL STOCK PORTFOLIO OF THE METROPOLITAN SERIES FUND, INC. WAS HELD ON JANUARY 7, 1999.

SUBMITTED TO A VOTE AT THE MEETING WAS THE APPROVAL OF A NEW SUB-INVESTMENT MANAGEMENT AGREEMENT WITH SANTANDER GLOBAL ADVISORS, INC., THE NEW SUB-ADVISOR FOR THE PORTFOLIO REPLACING STATE STREET RESEARCH & MANAGEMENT COMPANY AND GFM INTERNATIONAL INVESTORS, INC.


SANTANDER INTERNATIONAL STOCK PORTFOLIO
NEW SUB-INVESTMENT MANAGEMENT AGREEMENT

FOR             18,471,520.132
AGAINST            927,313.288
ABSTAIN          1,703,514.580


Q (a)
Incorporated by reference to Post Effective Amendment No. 23 filed with the SEC on January 11, 1999. (Articles Supplementary)

Incorporated by reference to Post Effective Amendment No. 22 filed with the SEC on October 6, 1998. (Articles of Amendment)

Q(e)
Incorporated by reference to Post Effective Amendment No. 23 filed with the SEC on January 11, 1999. (Investment Management Agreements for the Neuberger&Berman Partners Mid Cap Value, T. Rowe Price Large Cap Value, Harris Oakmark Large Cap Growth, Lehman Brothers Aggregate Bond Index, Russell 2000 Index and Morgan Stanley EAFE Index Portfolios.)

Incorporated by reference to Post Effective Amendment No. 23 filed with the SEC on January 11, 1999. (Sub-Investment Management Agreements for the Scudder Global Equity, Neuberger&Berman Partners Mid Cap Value, T. Rowe Price Large Cap Growth, Harris Oakmark Large Cap Value and Santander International Stock Portfolios.